EXHIBIT 10.1

SIXTH AMENDMENT TO LEASE AGREEMENT

THIS SIXTH AMENDMENT (the "SIXTH Amendment") is made and entered into as of September 21, 2017, by and between Exponent Realty, LLC, a Delaware limited liability company ("Landlord"), and Geron Corporation, a Delaware corporation ("Tenant"). Capitalized terms set forth herein and not otherwise expressly defined shall have the meaning set forth in the Lease.

RECITALS

A.	Landlord and Tenant are parties to that certain Office Lease Agreement dated February 29, 2012 (the “Lease”), the First Amendment dated January 10, 2014 (the "First Amendment"), the Second Amendment dated January 31, 2014 (the "Second Amendment") , the Third Amendment dated February 27, 2014 (the "Third Amendment"), the Fourth Amendment dated May 9th, 2014 (the "Fourth Amendment”), and the Fifth Amendment dated September 15, 2015 (the "Fifth Amendment”). Collectively, the Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, and Fifth Amendment are referred to herein as the “Lease”. Pursuant to the Fifth Amendment, Landlord has leased to Tenant (i) space currently containing approximately 14,485 rentable square feet as set forth on EXHIBIT A to the Fifth Amendment (the "Premises") on the second floor of the building, known as suite 2070, located at 149 Commonwealth Dr., Menlo Park, CA 94025 (the "Building").

B.	The Lease, by its terms, is due to expire on January 31, 2018 (the "Termination Date"), and the parties now desire to extend the lease term on the following terms and conditions.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Rentable Area (approximate). The Rentable Area set forth in section C.2a. of the BASIC LEASE PROVISIONS in the Information Sheet is hereby changed to read:

C.2.a. Rentable Area.

The Rentable Area shall consist of 14,485 rentable square feet, consisting of the suite commonly known as Suite 2070, as set forth in Exhibit A to this SIXTH Amendment.

2.	Amendment Term. The Lease Term set forth in section C.3 of the BASIC LEASE PROVISIONS in the Information Sheet is hereby amended to add the SIXTH Amendment Term, as follows:

C.3. SIXTH Amendment Term: Two years (2) commencing on at 12:01 a.m. February 1, 2018 (the “SIXTH Amendment Term Commencement Date”) and ending at 12:00 p.m. on January 31, 2020 (the “Expiration Date”).

3.	Commencement Date. The Commencement date set forth in section C.4 of the BASIC LEASE PROVISIONS in the Information Sheet is hereby changed to add the SIXTH Amendment Term Commencement Date:

C.4. SIXTH Amendment Term Commencement Date February 1, 2018.

4.	Tenant's Building Percentage. Effective on the SIXTH Amendment Term Commencement Date, the Tenant's BuildingPercentage set forth in section C.5 of the BASIC LEASE PROVISIONS is hereby changed to read:

C.5. Tenant’s Building Percentage:
Tenant’s Building Percentage shall be Nine and forty-two hundredth percent (09.42%)

5.	Base Rent. The Base Rent set forth in section C.6 of the BASIC LEASE PROVISIONS is hereby changed according to the following schedule:

Period	Rentable	Monthly	Monthly
	Square Feet	Rate Per	Base Rent
		RSF
February 1, 2018 to January 31, 2019	14,485	$3.91	$56,636.35
February 1, 2019 to January 31, 2020	14,485	$4.03	$58,374.55

6.	Option To Extend. The Conditions to Exercise of Options set forth in section 4. E.(i) and 4.E(ii) of the LEASE shall be changed upon the SIXTH Amendment Term Commencement Date to read:

4.E(i) Conditions to Exercise of Option. Provided that Tenant is not in default under this Lease at the time of exercise of the option to extend or at the commencement of the exercise term, Tenant shall have the right to extend the Term of the Lease for one additional period of two (2) years (the “Seventh Extension Term”) commencing at 12:01a.m. on February 1, 2020 and expiring at 12:00p.m. on January 31, 2022.

4.E(ii) Notice of Exercise. If Tenant elects to extend this Lease for the Seventh Extension Term, Tenant shall deliver written notice (“Exercise Notice”) of its exercise of the option to extend to Landlord not earlier than 180 days and not less than 150 days prior to the SIXTH Amendment Expiration Date. Tenant’s failure to deliver the Exercise Notice in a timely manner shall be deemed a waiver of Tenant’s rights to extend the Term of the Lease.

7.	Rent. Paragraph 5.E. (i) of the Lease is hereby amended to add the following sentence:

“The monthly Base rent during the Seventh Extension Term shall increase by three percent (3%) per annum as set forth in the following schedule:

Period	Rentable	Monthly	Monthly
	Square Feet	Rate Per	Base Rent
		RSF
February 1, 2020 to January 31, 2021	14,485	$4.15	$60,112.75
February 1, 2021 to January 31, 2022	14,485	$4.27	$61,850.95

8.	Miscellaneous.

8.1	This SIXTH Amendment, which is hereby incorporated into and made a part of the Lease, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any further Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this SIXTH Amendment. Tenant may disclose the terms and conditions of the Lease, as amended by this SIXTH Amendment, if required by applicable law which shall include the requirements of the United States Securities and Exchange Commission.

8.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3	In the case of any inconsistency between the provisions of the Lease, and this SIXTH Amendment, the provisions of this SIXTH Amendment shall govern and control.

8.4	Submission of this SIXTH Amendment by Landlord is not an offer to enter into this SIXTH Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this SIXTH Amendment until Tenant and Landlord have executed this SIXTH Amendment and Landlord has delivered the same to Tenant.

8.5	Tenant hereby represents to Landlord that Tenant has dealt with no real estate brokers or agents in connection with this SIXTH Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such real estate brokers or agents (collectively, the "Landlord Related Parties") harmless from all claims of any real estate brokers or agents claiming to have represented Tenant in connection with this SIXTH Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no real estate brokers or agents in connection with this SIXTH Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such real estate brokers or agents (collectively, the "Tenant Related Parties") harmless from all claims of any real estate brokers or agents claiming to have represented Landlord in connection with this SIXTH Amendment.

8.6	Each signatory of this SIXTH Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this SIXTH Amendment as of the day and year first above written.

LANDLORD:

EXPONENT REALTY, L.L.C.,
a Delaware limited liability company

Date: 09/21/2017	By: /s/ Richard Schlenker
	Name:	Richard L. Schlenker
	Title:	Executive Vice President and
Chief Financial Officer

TENANT:

GERON CORPORATION,
A Delaware corporation

Date: 09/14/2017	By: /s/ John A Scarlett
	Name:	John A. Scarlett, M.D.
	Title:	Chief Executive Officer

EXHIBIT A
PREMISES